UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): February 1, 2012 (January 26, 2012)

LONE STAR GOLD, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, NM 87110

(Address of principal executive offices)

Registrant’s telephone number, including area code: (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements.” These statements, identified by words such as “plan,” “anticipate,” “believe,” “estimate,” “should,” “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this report, the terms “we,” “us,” “our,” and the “Company” means Lone Star Gold, Inc., unless otherwise indicated.

Glossary of Exploration Terms

The following terms, when used in this report, have the respective meanings specified below:

Exploration	Prospecting, trenching, mapping, sampling, geochemistry, geophysics, diamond drilling and other work involved in searching for mineral bodies.

Mine Tailings	Refuse remaining after ore has been processed.

Mineral	A naturally occurring inorganic element or compound having an orderly internal structure & characteristic chemical composition, crystal form & physical properties.

Mineralization	Rock containing an undetermined amount of minerals or metals.

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2012, the Company, acting through a newly-formed subsidiary, entered into a Joint Venture Agreement (the “JV Agreement”) with Miguel Angel Jaramillo Tapia (“Jaramillo”), a resident of Mexico. Under the JV Agreement, Amiko Kay, S. de R.L. de C.V., a company organized under the laws of Mexico (the “Subsidiary” or “Amiko Kay”), and Jaramillo formed a joint venture to process 1,200,000 tons of mine tailings located in the city of Hidalgo Del Parral in the state of Chihuahua, Mexico (the “Tailings”), and, after processing, to use, market and sell any minerals extracted from the Tailings. The Company owns 99% of the issued and outstanding membership interests of Amiko Kay.

The Tailings consist of approximately 1.2 million tons of mine tailings from previous mining activity in the Chihuahua area over the last 100 years or more. Mine tailings represent the refuse remaining after ore has been processed. The joint venture between the Subsidiary and Jaramillo (the “Joint Venture”) has been formed to re-process the mine tailings heap to extract minerals that were not extracted during the initial processing, and to market and sell any minerals extracted from the Tailings.

As consideration for Jaramillo’s contribution of the right to process the Tailings to the Joint Venture, the Company paid Jaramillo $25,000 when it signed a letter of intent for a proposed acquisition of an interest in the Tailings, and another $75,000 when it signed the JV Agreement. The Company agreed to pay Jaramillo an additional $200,000 no later than January 26, 2013.

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In addition, the Company or the Subsidiary will fund an amount up to $1,000,000 (the “Work Commitment”) for the benefit of the Joint Venture over its first two years, as follows:

(a)	$250,000 within the first year of the Joint Venture for the purchase of used heavy equipment, miscellaneous equipment and materials for processing the Tailings, and taxes, permits, and general operating expenses.

(b)	$750,000 within the second year of the Joint Venture for the construction of a heap leach system and floatation plant on the Property.

The Company may make an additional $250,000 available to the Joint Venture, if additional processing equipment is justified and required to maximize the liberation of precious metals in the Tailings material.

As further consideration, the Company is obligated to issue 600,000 shares of the common stock, $0.001 par value, of the Company (“Common Stock”), to Jaramillo as follows:

(a)	100,000 shares of Common Stock immediately upon signing of the JV Agreement.

(b)	200,000 shares of Common Stock within 6 months of signing the JV Agreement.

(c)	300,000 shares of Common Stock within 12 months of signing the JV Agreement.

The shares of Common Stock will be restricted shares and carry current and appropriate legends to that effect. Jaramillo executed a Share Issuance Agreement concurrently with the execution of the JV Agreement, with respect to the shares of Common Stock to be issued under the JV Agreement. See Item 3.02, Unregistered Sales of Equity Securities.

The Joint Venture will initially process 100-200 tons of the Tailings per day at a processing plant in Parral, a short distance from the Property. The Company plans for the amount processed to be increased up to 600-800 tons per day during the first year, depending on the Joint Venture’s ability to employ more equipment and workers at the Property and to complete construction of the heap leach system and flotation plant on the Property. The Company plans to complete the processing plant during 2013.

Jaramillo will manage the day-to-day affairs associated with processing the Tailings, selling the minerals extracted from the Tailings (“Extracted Minerals”), and other activities of the Joint Venture. Jaramillo will pay all expenses associated with the processing of the Tailings, the sale of any Extracted Minerals from the Tailings, and other obligations of the Joint Venture from the funds received under the Work Commitment and, eventually, from revenues from operations. All net revenues from the sale of any Extracted Minerals or other sources, after deducting expenses, will be distributed and paid monthly, with 65% of the net revenues paid to the Subsidiary and 35% of the net revenues paid to Jaramillo. It is anticipated that the portion to be paid to the Subsidiary will be paid directly to the Company. Jaramillo will provide a monthly accounting of all revenues and expenses associated with the operations of the Joint Venture.

Title to the Property and the Tailings will remain in Jaramillo’s name. Jaramillo will be responsible for obtaining all permits, approvals and authorizations associated with the processing of the Tailings. He is also responsible for causing the Joint Venture to comply with all applicable laws, rules and regulations, and to maintain insurance on the Property. The Subsidiary will have access to the Property and the Tailings at all times during the term of the JV Agreement.

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The Subsidiary and Jaramillo will mutually develop plans and programs to process the Tailings. Jaramillo will prepare a detailed budget setting forth the expenses to be paid under the Work Commitment, which will be approved by the Subsidiary. Finally, Jaramillo will provide quarterly financial reports to the Subsidiary.

If either party defaults under the JV Agreement, the defaulting party’s rights to participate in the Joint Venture will be immediately suspended, and the defaulting party will have no right to share in the revenues of the Joint Venture until the breach is cured. If the defaulting party is Jaramillo, then the Subsidiary may perform the duties of Jaramillo under the Agreement. The nondefaulting party may also sue for damages incurred as a result of the event of default.

The JV Agreement will terminate upon completion of processing the Tailings, as determined by the Subsidiary in its sole discretion. If Jaramillo materially breaches the JV Agreement, the Subsidiary may terminate the JV Agreement upon 30 days notice to Jaramillo. Jaramillo has no right to terminate the JV Agreement before the processing of the Tailings is complete.

Jaramillo provides independent consulting services to the Company on the La Candelaria project. He acts as Vice President of Exploration on the La Candelaria project (although he is not an executive officer, or an employee, of the Company, Metales or the Subsidiary). See Item 5, Directors and Officers – Significant Employees and Consultants, below.

Because we were a shell company before we formed the Joint Venture, we have included in this Current Report the information on our Company that would be required if we were filing a general form for registration of securities on Form 10.

FORM 10 DISCLOSURE

Item 1. Business

General Overview

We are a start-up exploration stage company in the business of gold and mineral exploration, acquisition and development. Our principal office is located at 6565 Americas Parkway NE, Suite 200, Albuquerque, New Mexico 87110. Our telephone number is (505) 563-5828.

Lone Star Gold, Inc., formerly known as Keyser Resources, Inc., was incorporated in the State of Nevada on November 26, 2007.  The Company’s business was initially to acquire an option to purchase a mining interest in Canada. After a change in control, the Company explored a merger with another company in order to obtain an option to purchase several oil and gas leases in the state of Nevada. The then-current management of the Company decided not to pursue the merger.

On March 29, 2011, the Company underwent another change in management.  On March 29, 2011, Daniel M. Ferris was elected to serve as the sole director.  Mr. Ferris subsequently appointed himself President, Secretary and Treasurer.

Following the appointment of Daniel M. Ferris as sole director and officer of the Company, the Company has changed its focus to that of a company engaged in the acquisition, exploration and development of gold and silver mining properties. To further reflect this change in business focus, the Company changed its name to “Lone Star Gold, Inc.” on June 14, 2011. In addition, to create a more flexible capital structure, the Company increased the number of authorized shares of its Common Stock from 75,000,000 to 150,000,000 on June 14, 2011. A 20:1 forward stock split was declared to stockholders of record as of June 17, 2011.

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Agreements

La Candelaria

On May 31, 2011, Metales HBG, S.A. de C.V. (“Metales”), a company organized under the laws of Mexico, was formed, with the Company owning 70% of the issued and outstanding shares of capital stock. The remaining 30% of the issued and outstanding capital stock of Metales was issued to Homero Bustillos Gonzalez, a resident of Mexico (“Gonzalez”). On June 10, 2011, Gonzalez assigned to Metales 8 gold and silver mining concessions (the “Concessions”) covering property located in the town of Guachochi, state of Chihuahua, Mexico. The Concessions cover 800 hectares, or approximately 1,976 acres.

Gonzalez transferred the Concessions to Metales pursuant to an agreement previously entered into with a third party, American Gold Holdings, Ltd., a company formed under the laws of the British Virgin Islands (“American Gold”). American Gold paid Gonzalez an aggregate of $125,000 prior to the formation of Metales, as required by its agreement with Gonzalez. On August 17, 2011, in connection with its investment in Metales and the exploration and development of the Concessions, the Company, American Gold, and Gonzalez executed an Assignment Agreement (the “Assignment Agreement”) pursuant to which (a) American Gold assigned to the Company all of its right and interest in and to a Letter of Intent between American Gold and Gonzalez, and an Option to Purchase Agreement between American Gold and Gonzalez dated January 11, 2011 (the “Option Agreement”), (b) the Company accepted the assignment of all of the rights and interest of American Gold in and to the Letter of Intent and the Option Agreement, and (c) the Company assumed all of the duties and obligations of American Gold under the Letter of Intent and the Option Agreement with Gonzalez. In connection with the execution of the Assignment Agreement, American Gold released any claims against the Company, Metales or Gonzalez in connection with the (i) $125,000 payment it made to Gonzalez, (ii) the LOI or Option Agreement, or (iii) the Assignment Agreement.

Pursuant to the Assignment Agreement, the Company has taken or has agreed to take the following actions that are required under the Option Agreement and the Letter of Intent, in connection with transfer of the Concessions to Metales:

1.	The Company has issued 125,000 shares of its Common Stock to North American Gold Corp, a company organized under the laws of the Marshall Islands (“North American”), as repayment of the $125,000 that American Gold paid Gonzalez in connection with the Option Agreement. The shares were issued to North American in satisfaction of the Company’s obligations under the Assignment Agreement, with the agreement of American Gold.
2.	The Company has issued 300,000 shares of its Common Stock to Gonzalez.
3.	The Company must pay Gonzalez an additional $125,000 before March 11, 2012, of which $25,000 has been paid.
4.	The Company, either alone or through Metales, is obligated to fund $150,000 per year of development costs for three years, for a total of $450,000 (the “Work Plan”).

Gonzalez retains a 2% Net Smelter Returns Royalty on the Concessions. In addition, the Company is obligated to issue 1,000,000 shares of its Common Stock to Gonzalez upon the discovery of a 1 million-ounce equivalent gold deposit, as defined by industry standards as set forth by a recognized exchange in North America. Metales is obligated to undertake work necessary to bring the existing geological survey on the property up to NJ 43-101 standards. Finally, the Company has granted anti-dilution rights to Gonzalez, such that the Company must allow Gonzalez the opportunity to maintain his percentage stock ownership in the Company until the date on which the Company has complied fully with its obligations under the Option Agreement or January 11, 2014, whichever comes first. Gonzalez has waived the exercise of his anti-dilution rights with respect to issuances of Common Stock to North American under the Investment Agreement.

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If the Company fails to comply with all its obligations under the Option Agreement before January 11, 2014, the Option Agreement will terminate and the Company will be obligated to return the Concessions to Gonzalez.

A copy of the Option Agreement was attached as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2011. A copy of the Assignment Agreement was filed as Exhibit 10.3 to the Company’s Quarterly Report filed on August 22, 2011.

The Company advanced more than $150,000 to Metales in the first year of the Work Plan, satisfying its obligations for that first year. On January 10, 2012, the Company and Gonzalez signed an amendment to the Option Agreement extending the date of the final payment of $125,000 to Gonzalez until the earlier of (i) five business days after the Company receives the complete, final results of the core drilling tests conducted on the Property in November and December 2011, or (ii) March 11, 2012. The Company has pre-paid $25,000 of the $125,000 to be paid to Gonzales. After paying the remaining $100,000 to Gonzales, the Company, which has paid approximately $50,000 towards the payments required in the second year of the Work Plan, will continue to make payments as required under the Work Plan.

La Candelaria Concessions

The concession numbers, file numbers, dates of term, surface area and location of the Concessions are as follows:

Mine Concessions “La Candelaria”

Concession Number: 234759 File number: 016/37587 Term: August 14, 2009- August 13, 2059 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua	Concession Number: 234760 File number: 016/37588 Term: August 14, 2009- August 13, 2059 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua
Concession Number: 234761 File number: 016/37589 Term: August 14, 2009- August 13, 2059 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua	Concession Number: 234762 File number: 016/37590 Term: August 14, 2009- August 13, 2059 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua
Concession Number: 235690 File number: 016/38785 Term: February 16, 2010- February 15, 2060 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua	Concession Number: 235691 File number: 016/38786 Term: February 16, 2010- February 15, 2060 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua
Concession Number: 235692 File number: 016/38787 Term: February 16, 2010- February 15, 2060 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua	Concession Number: 235693 File number: 016/38788 Term: February 16, 2010- February 15, 2060 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua

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The four Concessions numbered 234759 – 234762 constitute the original “La Candelaria” project that formed the basis of the Report referenced in “History and Plan of Operation” below. However, all references to “La Candelaria” herein refer to all eight concessions unless otherwise indicated.

The Concessions in the La Candelaria project are without known reserves, as defined under SEC Industry Guide 7, and the exploration program described in “History and Plan of Operation” below is exploratory in nature.

The transfer of the Concessions to Metales must be registered under Mexican law. The Company has been advised that the transfer of the Concessions from Gonzalez to Metales is in the process of being registered with the appropriate Mexican authorities. Under Mexican law, a mining concession gives the holder both exploration and exploitation rights for any minerals found in the property. To maintain the concession, the holder must pay appropriate taxes, perform assessment work, comply with environmental laws, and file a production report each year with the appropriate authorities. Foreign individuals and companies wanting to hold concessions must do so through ownership in a Mexican corporation or through a joint venture, but may not hold mining concessions directly. The Company will rely on persons associated with Metales, and its employees and consultants in Mexico, to perform all acts necessary to comply with the legal requirements necessary to maintain the Concessions.

Location and Access

The property covered by the Concessions is located approximately 125 miles southwest of the city of Chihuahua, Mexico, in the municipality of Guachochi. The town of Tonachi is approximately 3 miles southeast from the border of the Concessions. Guachochi may be reached by a paved road from all directions, including from Chihuahua. The road from Guachochi is an established paved road, with the final 20 miles (36 km) being good quality dirt roads capable of handling trucks and other vehicles. The closest airstrip is located just outside Guachochi, but Chihuahua remains the main hub.

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A map of the location of the La Candelaria Concessions is set forth below:

History and Plan of Operation

The Company, either alone or through Metales, is obligated to fund $150,000 per year of development costs for three years, for a total of $450,000 (the “Work Plan”). The Work Plan consists of a 3-phase, $450,000 exploration program. Phase 1 exploration work includes mapping of the property; defining 10-15 core drill targets; and equipping a regional satellite office in Chihuahua to conduct work programs on the property while providing a secure sample transfer location for delivery to the ALS CHEMEX regional office/processing plant. The geological team will conduct layers of geo-chemical and geo-physical analysis of the entire property to increase the Company's geo-chemical data. In addition, the team will isolate surface areas of interest and define any underground structures and faults systems. Phase 2 exploration work will include drilling the initial targets identified in Phase 1. Phase 3 exploration work will include further defining underground structures in the most economical areas on the property based on previous drill results.

The Company has been involved in Phase 1 exploration, including gathering as much drill data as possible from the previously identified low sulphidation epithermal system; identifying drill targets; and beginning initial drilling. In terms of gathering data, existing data and the Company's new data (from approximately 150 rock chip, outcrop, quartz vein and sediment samples) will undergo a geo-physical study and ongoing analysis, including full spectral results. To date, much of the data has been mapped and processed in Lone Star's Chihuahua office. In November 2011, a team of Geologists drilled ten drill holes to a depth of approximately 200 meters (650 feet). The Company is waiting for the results of the drilling from the ALS CHEMEX Laboratories. If results from the initial drilling stage indicate further drilling is justified, a larger drill unit will be used, capable of reaching depths of 500+ meters (1,600+ feet). The Company currently anticipates drilling 3-4 deep core holes before March 11, 2012.

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Mineralization

The mineralization is believed to be a low sulphadation epithermal deposit, likely caused by a nearby magma chamber or caldera. This would be classified as a large low grade deposit.

Mine Tailings Project.

On January 26, 2012, the Company entered into the JV Agreement with Jaramillo, pursuant to which the Subsidiary formed a Joint Venture to process the Tailings. See Item 1.01, Entry into a Material Definitive Agreement, for a description of the terms of the Joint Venture.

Location

The Tailings Property is identified as San Antonio del Potrero, Mineral de Jal, comprising approximately 75 hectares. It is registered with the San Antonio Ejido and the city of Hidalgo del Parral. The city of Hidalgo del Parral is located approximately 220 kilometers from the city of Chihuahua, Mexico. Hidalgo del Parral may be reached by a paved road from all directions, including from Chihuahua. The closest airport is located in Chihuahua.

A map of the location of the Tailings property is set forth below:

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History and Plan of Operation

The Company has obtained the results of 29 test samples performed by ALS CHEMEX. The samples were taken from the Tailings in late 2010 by the previous owner.  The results of analysis of the test samples showed an average of 113 grams per ton of silver, with additional by-product of gold, zinc, lead and copper.  The Company expects to receive the results of recent testing performed on the Tailings in the next few weeks.

We are a start-up, exploration-stage company engaged in the search for gold and related minerals. No proven (measured) or probable (indicated) reserves have been established with respect to the La Candelaria project or the Tailings project, and the proposed program of exploration and development for the La Candelaria project and the Tailings project is exploratory in nature. There is no assurance that a commercially viable mineral deposit, or reserve, exists on the property covered by the Concessions or the Tailings project or can be shown to exist until sufficient and appropriate exploration is done, and a comprehensive evaluation of such work concludes that the extraction of such a mineral deposit, if found, can be economically and legally feasible.

LOI Regarding the Ocampo Property

On September 29, 2011, the Company entered into a letter of intent (the “LOI”) with Antonio Aguirre Rascon, a resident of Mexico, to acquire a 70% interest in mining concessions covering approximately 570 hectares located in the municipality of Ocampo in the state of Chihuahua, Mexico (the “Ocampo Property”). The LOI was intended to serve as the basis for a definitive agreement to be negotiated between the parties. If the definitive agreement was not executed within 90 days of the date of the LOI, the LOI would expire unless extended by mutual agreement of the parties. The Company allowed the LOI to expire by its terms as of December 29, 2011.

Competition

The mining industry is intensely competitive. Competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration and development programs may be slowed down or suspended.

Compliance with Governmental Regulation

The Company is committed to complying with all governmental and environmental regulations applicable to the Company, its properties and its business. Permits from a variety of regulatory authorities are required for many aspects of mine operation. The Company relies on its consultants in Mexico to obtain and maintain all permits, authorizations and approvals necessary or desirable to maintain our business and properties. The Company has been informed that it has the necessary permits and approvals to proceed with the operation of the Tailings joint venture, including a preliminary approval for the construction of a plant on the Tailings Property.

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Employees

Currently, the sole employee of the Company is Daniel M. Ferris, our President, Treasurer, Secretary and sole director. Mr. Ferris is employed under an Employment Agreement, which is described more fully in Item 5, Directors and Executive Officers.

We engage independent contractors and consultants from time to time to consult with our geologic and exploration program. See Item 5, Directors and Executive Officers.

Subsidiaries

Our Company has two subsidiaries. The Company owns 70% of the issued and outstanding shares of stock of Metales. The Company owns 99% of the issued and outstanding membership interests of Amiko Kay. Miguel Robles, the Company’s attorney in Mexico, owns a 1% membership interest to satisfy Mexican law requirements for there being at least two owners. The Company intends to enter into an agreement with Mr. Robles regarding voting and other matters related to his minority interest. Both Metales and Amiko Key are companies organized under the laws of Mexico.

Intellectual Property

We do not own any patents or trademarks.

Item 1A. Risk Factors

An investment in the Common Stock involves a high degree of risk. In addition to the other information in this Report, the following risk factors should be considered carefully in evaluating the Company and our business. We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock. If you decide to buy our Common Stock, you should be able to afford a complete loss of your investment.

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The Company is an exploration stage company with a history of operating losses and expects to continue to realize losses in the near future.  The Company currently has no operations that are producing revenue, and currently relies on investments by third parties to fund its business.  Even when the Company begins to generate revenues from operations, the Company may not become profitable or be able to sustain profitability.

The Company is an exploration stage company, and since inception, the Company has incurred significant net losses.  The Company has reported a net loss of $1,084,986 from the date of inception through September 30, 2011.  The Company expects to continue to incur net losses and negative cash flow in the near future, and we will continue to experience losses for at least as long as it takes our Company to generate revenue by selling Extracted Minerals from the Tailings, or through its mining operations. The size of these losses will depend, in large part, on whether the Company finds gold or other minerals in its properties and is able to extract and sell the minerals in a profitable manner.  To date, the Company has not had any operating revenues, nor has it found any minerals or developed any mineral deposits.  Because the Company does not yet have a revenue stream resulting from sales or other operations, there can be no assurance that the Company will achieve material revenues in the future.   Should the Company achieve a level of revenues that make it profitable, there is no assurance the Company can maintain or increase profitability levels in the future. An investment in the Common Stock involves a high degree of risk. In addition to the other information in this Report, the following risk factors should be considered carefully in evaluating the Company and our business. If you decide to buy our securities, you should be able to afford a complete loss of your investment.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of operating revenues since inception through the date of this Current Report; and (iii) our dependence on the sale of equity securities to continue in operation. We have signed an Investment Agreement with a third party, North American Gold, for up to $15,000,000 through sales of our Common Stock. However, the investor has the option to refuse to fund any request for investment if market conditions are not favorable. We anticipate that we will incur increased expenses without realizing enough revenues from operations. We therefore expect to incur significant losses in the foreseeable future. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our operations. If this happens, you could lose all or part of your investment.

Our lack of any operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We do not have any material operating history, which makes it impossible to evaluate our business on the basis of historical operations.  Furthermore, the Company has pursued the business of mineral exploration and development for a short time, and thus our business carries both known and unknown risks. As a consequence, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our lacking any material operating history.

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The Company recently underwent two separate changes in management, and the current management had no experience in mining or mineral exploration prior to joining the Company.

The Company underwent a change in management in November 2010 and again in March 2011. The new director and sole executive officer of the Company was not previously an employee of or otherwise involved in the management of the Company. While Mr. Ferris has prior business experience, he had no prior experience in mining or mineral exploration or development before joining the Company.

Together, two of our stockholders have the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

Mr. Ferris and one other stockholder currently own approximately 34.5% of our common stock on a fully diluted basis, as a group.  As a result, they could exert considerable influence over the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition.  Any stockholders in favor of a matter that is opposed by these two stockholders would have to obtain a significant number of votes to overrule the collective votes of Mr. Ferris and the other principal stockholder.

We may conduct further offerings in the future in which case investors' shareholdings will be diluted.

Since our inception, we have relied on sales of our common stock and warrants to fund our operations. The Investment Agreement grants North American Gold the ability to buy a substantial number of shares of Common Stock of the Company in a series of private placement transactions at a price that is at a discount to the market price. In addition, under the Option Agreement, the Company must allow Gonzalez the opportunity to maintain his percentage stock ownership in the Company until the date on which the Company has complied fully with its obligations under the Option Agreement or January 11, 2014, whichever comes first. Finally, Jaramillo is entitled to 600,000 shares of Common Stock as partial consideration under the JV Agreement. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If Common Stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, investors' percentage interests in us will be diluted. The result of this could reduce the value of current investors' stock.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

A penny stock is generally a stock that is not listed on a national securities exchange or NASDAQ, is listed in the "pink sheets" or on the OTC Bulletin Board, has a price per share of less than $5.00, and is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in Common Stock and other equity securities, including determination of the purchaser's investment suitability, delivery of certain information and disclosures to the purchaser, and receipt of a specific purchase agreement before effecting the purchase transaction.

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Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our Common Stock becomes subject to the penny stock trading rules:

●	such rules may materially limit or restrict the ability to resell our Common Stock, and
●	the liquidity typically associated with other publicly traded equity securities may not exist.

Because of the significant restrictions on trading penny stocks, a public market may never emerge for our securities. If this happens, you may never be able to publicly sell your shares.

We do not intend to pay dividends and there will be fewer ways in which you can make a gain on any investment in us.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in us will need to come through appreciation of the stock’s price.

The Company holds the Concessions through a Mexican subsidiary, Metales, in which it owns a 70% interest. Therefore, the Company’s ability to realize revenues from the La Candelaria project will depend in part upon the payment of dividends by Metales and thus is dependent on Mexican corporate and other law.

As a US company, Lone Star Gold cannot hold the Concessions directly. Instead, Mexican law requires that a company formed in Mexico own the Concessions. The Company has invested in Metales in order to comply with this law. Therefore, Metales must comply with Mexican laws regarding the declaration and payment of dividends in order to distribute profits to its stockholders, including the Company. If it fails to do so, the Company could fail to realize revenues from the project and you could lose all or part of your investment.

Risks Relating to Mining Activities

We have no known mineral reserves and we may not find any gold or, if we find gold, it may not be in economic quantities. If we fail to find any gold or if we are unable to find gold in economic quantities, we will have to suspend operations.

The chance of finding gold, silver or other mineral reserves on any individual parcel of land is almost infinitesimal. It is not uncommon to spend millions of dollars on a potential project, complete many phases of exploration and still not obtain reserves that can be economically exploited. Therefore, the chances of the Company finding economically viable mineral reserves are remote.

We have no known mineral reserves. Even if the Company finds gold or silver deposits, it may not be of sufficient quantity to warrant recovery. Additionally, even if the Company finds gold or silver deposits in sufficient quantity to warrant recovery, it ultimately may not be recoverable. Finally, even if any gold or silver is recoverable, we may be unable to recover at a profit. Failure to locate deposits in economically recoverable quantities will cause us to cease operations.

We face a high risk of business failure because of the unique difficulties and uncertainties inherent in mineral exploration ventures.

Potential investors should be aware of the difficulties generally encountered by new mineral exploration companies and their high rate of failure. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter in our mining activities. These potential problems may lead to additional costs and expenses that exceed current estimates. Problems such as unusual or unexpected formations and other adverse conditions often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon the Concessions and acquire new properties for exploration. The acquisition of additional properties will depend on whether we possess sufficient capital resources at the time. If no funding is available, we may be forced to abandon our mining operations.

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The Tailings may fail to yield Extracted Minerals in amounts or grades that are sufficient to produce a steady source of revenue to the Joint Venture. If the Joint Venture fails to produce sufficient revenue, we may lose all amounts invested in the Joint Venture.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

We may not have access to all of the supplies and materials we need to explore our properties, which could delay or suspend our operations.

Competition and unforeseen limited sources of supplies in the industry or in the region in which we operate could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

We face intense competition in the mining industry. We will have to compete for financing and for qualified managerial and technical employees.

The mining industry is intensely competitive. Competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration and development programs may be slowed down or suspended.

Our properties are located in Mexico and are subject to changes in Mexican political conditions and government regulations.

The Concessions and Tailings are located in Mexico. In the past, Mexico has been subject to political and social instability. Change and uncertainty in Mexico could lead to changes in existing government regulations affecting mineral exploration and mining. Our business activities in Mexico may be adversely affected by changing governmental regulations relating to the mining industry. More generally, shifts in political conditions may increase the cost of conducting our business or maintaining our properties. Finally, Mexico’s status as a developing country may make it more difficult to obtain required financing for our projects.

Our business operations may be adversely affected by social and political unrest in Chihuahua.

Our business operations could be negatively impacted if Chihuahua or other areas of Mexico experiences a period of social and political unrest. Our exploration and construction program in La Candelaria, or the processing of the Tailings, could be interrupted if we are unable to hire qualified personnel or if we are denied access to our properties. We may be required to make additional expenditures to provide increased security in order to protect our property or personnel located at our sites. Significant delays in exploration or increases in expenditures will likely have a material adverse effect on our financial condition and results of operations.

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We require substantial funds merely to determine if mineral reserves exist on our Concessions.

Any potential development and production of minerals on our Concessions depends upon the results of exploration programs, feasibility studies and the recommendations of qualified engineers and geologists. Such activities require substantial funding. Before deciding to explore for, and then produce or develop, mineral reserves, we must consider several significant factors, including, but not limited to:

•	Costs of bringing the property into production;
•	Availability and costs of financing;
•	Ongoing costs of production;
•	Market prices for the products to be produced;
•	Environmental compliance regulations and restraints; and
•	Political climate and/or governmental regulation and control.

There is no assurance that Extracted Minerals from the Tailings will be produced in amounts that will make the Joint Venture commercially viable.

The 1.2 million tons of Tailings located on the Property must be processed at a plant operated by a third party to determine whether any gold, silver or other minerals may be extracted. There is no assurance that any valuable minerals will be extracted after processing. Even if valuable minerals are extracted from the Tailings, there is no assurance that they will be in sufficient quantities, or of sufficient grades, to allow the processing to be commercially viable for the Company. If we cannot make a profit by processing the Tailings, the Joint Venture may fail, and we may lose our investment in the Joint Venture. The failure of the Joint Venture to provide a source of current revenue to the Company may also force us to abandon or curtail our other operations.

The Assignment Agreement, and the Option Agreement underlying the Assignment Agreement, obligates the Company to fund certain exploration costs under the Work Plan, and to make certain payments to Gonzalez. If we fail to satisfy those obligations, Gonzalez could demand a return of the Concessions.

Under the terms of the Option Agreement, if the Company fails to comply with its obligations to make expenditures under the Work Plan and to pay $125,000 to Gonzalez before January 11, 2014, the Option Agreement will terminate and the Company will be obligated to return the Concessions to Gonzalez. If this occurs, Company may be forced to cease operations.

Since most of our expenses are paid in Mexican pesos, and our outside investors fund the Company in United States dollars, we are subject to adverse changes in currency values that may adversely affect our results of operations.

Our operations in the future could be affected by changes in the value of the Mexican peso against the United States dollar. The appreciation of non-U.S. dollar currencies such as the peso against the U.S. dollar increases expenses and the cost of purchasing capital assets in U.S. dollar terms in Mexico, which can adversely impact our operating results and cash flows. Conversely, depreciation of the non-U.S. dollar currencies usually decreases operating costs and capital asset purchases in U.S. dollar terms. The value of cash and cash equivalents denominated in foreign currencies also fluctuates with changes in currency exchange rates.

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Our ability to develop our property in Mexico is subject to the rights of the Ejido (local inhabitants) to use the surface for agricultural purposes.

Our ability to mine minerals is subject to maintaining satisfactory arrangements with the Ejido for access and surface disturbances. Ejidos are groups of local inhabitants who were granted rights to conduct agricultural activities on the property. We must negotiate and maintain a satisfactory arrangement with these residents in order to disturb or discontinue their rights to farm. While we have successfully negotiated and signed such agreements related to the Joint Venture, our ability to maintain these agreements or consummate similar agreements for new projects could impair or impede our ability to successfully mine the properties.

Item 2. Financial Statements.

We incorporate herein by reference the information set forth in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K filed with the Commission on April 22, 2011.

We incorporate herein by reference the information set forth in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q filed with the Commission on November 10, 2011.

Item 3. Properties.

The Company leases its office at 6565 Americas Parkway NE, Suite 200, Albuquerque, New Mexico.

The Company owns a 70% interest in the Concessions through its ownership interest in Metales. See the description of the Concessions in Item 1, “Our Business”, above.

The Subsidiary has entered into the Joint Venture to process the Tailings and sell any Extracted Minerals from the Tailings. See the description of the Tailings in Item 1, “Our Business”, above.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth the ownership, as of January 26, 2012, of our Common Stock by our sole officer and director, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. Information with respect to beneficial owners who are not officers and directors is to the best of our knowledge. As of January 26, 2011, there were 66,791,068 common shares issued and outstanding. On January 13, 2012, the Company entered into separate agreements with John G. Rhoden and Daniel M. Ferris, providing for the Company to redeem 7,500,000 shares of Common Stock previously held by Mr. Ferris, and 22,500,000 shares of Common Stock previously held by Mr. Rhoden (the “Rhoden Redemption Shares”). The Company disclosed the redemption transactions in its Current Report on Form 8-K filed with the Commission on January 18, 2012. The Company’s transfer agent has not received the Rhoden Redemption Shares for cancellation, but the Company’s books and records and this Current Report reflects the cancellation of those shares. All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

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Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage Ownership
Daniel M. Ferris President, Secretary, Treasurer and Director 6565 Americas Parkway NE, Suite 200 Albuquerque, NM 87110	7,500,000	8.64%

5% or more beneficial owners: John Rhoden	22,500,000	25.92%

All executive officers and directors as a group	7,500,000	8.64%

Item 5. Directors and Executive Officers.

The Directors and Officers serving our Company are as follows:

Name	Age	Positions Held
Daniel M. Ferris	30	President, Secretary, Treasurer and Director

The sole director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting.

Officers will hold their positions at the pleasure of the board of directors. On July 12, 2011, the Company entered into an Employment Agreement with Mr. Ferris regarding his position as President of the Company. The Employment Agreement has an initial term of three years, and after the initial term will automatically renew for successive one-year periods until terminated in accordance with the Agreement (the “Term”). The Employment Agreement may be terminated voluntarily by either party upon 30 days written notice, upon Mr. Ferris’ death or disability, by mutual agreement at the end of the Term, or for “cause” by the Company. The Employment Agreement defines “cause” as the willful and continued failure by Ferris to perform his duties under the Employment Agreement, conviction of a felony, or engaging in conduct that is contrary to the best interests of the Company or adversely affects the Company’s reputation.

Biographical Information – Daniel M. Ferris

Mr. Ferris was elected sole director and President, Secretary and Treasurer of the Company on March 29, 2011. Mr. Ferris’ career began in public relations. Mr. Ferris was a senior publicist at Freud Communications. After leaving Freud Communications, he began his own public relations and corporate strategy firm, Magnum Communications. Magnum Communications assisted clients in Europe with public relations, financing arrangements, and recruitment. Mr. Ferris’ association with Magnum Communications ended in January 2009. Recently, Mr. Ferris has assisted fund managers with raising funds for a diamond project in the Democratic Republic of Congo. He also serves as a consultant for LCI, which is affiliated with Caesar’s Palace Group. Mr. Ferris’ position at the Company represents his primary business activity. Mr. Ferris currently resides in London.

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Significant Employees and Consultants

We have no employees, other than our President, Mr. Ferris.

The Company has retained several consultants. Miguel Angel Jaramillo Tapia (“Jaramillo”) is an independent consultant who is acting as the Company’s Vice President of Exploration (although he is not an executive officer or employee of the Company). Jaramillo, a professional geologist, has worked on numerous mining projects in the Sierra Madre area of Mexico, in which the Concessions are located. He has worked as a consultant performing economic feasibility studies for mining companies in the area. He presently owns his own geo-exploration company focused on mineral mining and analysis of investment projects. Jaramillo also has a working knowledge of the local area surrounding the Concessions. The Company does not have a written consulting contract with Jaramillo.

The Company has entered into a joint venture with Jaramillo to process the Tailings. See Item 1.01, Entry into a Material Definitive Agreement. He is entitled to 35% of the net revenue from the Tailings Joint Venture under the Joint Venture Agreement. Jaramillo is paid for his services as a consultant on the La Candelaria project from the Work Plan for La Candelaria.

Adam Whyte is a consultant for the Company based in Mexico, who performs consulting services pursuant to a Consulting Agreement dated October 31, 2011.  The contract calls for Mr. Whyte to receive $15,000 upon execution of the agreement, $5,000 per month through the term of the agreement, and a one-time grant of 150,000 restricted shares of the Company's Common Stock. The term of agreement is one year and it will automatically renew if not cancelled in writing 30 days prior to the end of the annual period.

The Company employs the services of engineering consultants. On September 27, 2011, the Company signed a contract with Ralph R. Sacrison, P.E., of the firm Sacrison Engineering, to perform engineering consulting and related services. The Company will pay Sacrison Engineering a monthly retainer of $1,000 per month, which will cover 2 full days of services. The contact may be terminated at any time by either party.

The Company has an informal agreement with Dr. Mike Seeger, of MX Mining Capital Advisors, to provide up to two days’ advice via phone, email or Skype for $1,500 per month. The engagement is at-will.

For our accounting requirements we use the services of an accounting firm to assist in the preparation of our financial statements. We also have employed legal counsel in connection with our securities reporting requirements and other matters related to our business.

Item 6. Executive Compensation.

We incorporate herein by reference the information set forth in Part III, Item 11, “Executive Compensation”, of our Annual Report on Form 10-K filed with the Commission on April 22, 2011.

Mr. Ferris replaced Mr. Vollmers as sole director and officer on March 29, 2011. Under the terms of his Employment Agreement, as compensation for serving as President of the Company, Mr. Ferris will be paid a base salary of $120,000 per year during the Term. Mr. Ferris will also be entitled to receive 3,000,000 shares of Common Stock, which will vest in three equal increments over the first 3 years of the Term. Therefore, Mr. Ferris will receive 1,000,000 shares of Common Stock on July 12 of each of the years 2012, 2013, 2014. If Mr. Ferris’ employment is terminated for “cause”, or if he voluntarily resigns, then he would not be entitled to receive any shares of Common Stock that have not vested as of the date of resignation or termination. If Mr. Ferris’ employment is terminated for any other reason, he would receive the full 3,000,000 shares of Common Stock.

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Item 7. Certain Relationships and Related Transactions, and Director Independence.

We incorporate herein by reference the information set forth in Part III, Item 13, “Certain Relationships and Related Transactions, and Director Independence”, of our Annual Report on Form 10-K filed with the Commission on April 22, 2011.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our sole director, Daniel M. Ferris, is also an executive officer of the Company.

Item 8. Legal Proceedings.

We are not aware of any pending or threatened legal proceedings which involve the Company or any of our properties.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Since June 20, 2011, shares of our common stock have been quoted on the OTCBB under the symbol “LSTG”, following the change in name of the Company to “Lone Star Gold, Inc.” From October 27, 2010 to June 20, 2011, our shares of Common Stock were quoted on the OTCBB under the symbol “KYSR”. Our stock began trading on October 27, 2010 at $0.155 and the stock price did not change until July 2011. Accordingly, there are no high and low bids for the Common Stock before the third quarter 2011.

The following table summarizes the high and low historical closing prices reported by the OTCBB Historical Data Service for the periods indicated. OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark down or commissions, so those quotes may not represent actual transactions.

	High	Low

Third Quarter 2011	$1.40	$0.80
Fourth Quarter 2011	$1.21	$0.60
First Quarter 2012 (through January 25)	$0.70	$0.39

We had approximately 11 record holders of our common stock as of January 25, 2012, according to the books of our transfer agent. A significant number of shares are held in street name, so the Company believes that the number of beneficial owners is higher.

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There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.	our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

Other than the shares of Common Stock to be issued to Mr. Ferris under his Employment Agreement, as described more fully in Item 6, “Executive Compensation” above, we have no equity compensation program including no stock option plan, and none are planned for the foreseeable future.

Item 10. Recent Sales of Unregistered Securities.

We incorporate herein by reference the information set forth in Part II, Item 5,“Recent Sales of Unregistered Securities”, of our Annual Report on Form 10-K filed with the Commission on April 22, 2011, and on April 15, 2010.

We incorporate herein by reference the information set forth in Part II, Item 2,“Recent Sales of Unregistered Securities”, of our Quarterly Report on Form 10-Q filed with the Commission on August 22, 2011, and our Quarterly Report on Form 10-Q filed with the Commission on November 10, 2011.

We incorporate herein by reference the information set forth in our Current Report on Form 8-K filed with the Commission on December 27, 2011.

On January 26, 2012, the Company agreed to issue 100,000 shares of Common Stock to Jaramillo as partial consideration pursuant to the JV Agreement. See Item 3.02, Unregistered Sales of Equity Securities.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

The Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) give the Company the authority to issue 150,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”). As of January 25, 2011, there were 66,791,068 shares of Common Stock issued and outstanding, after giving effect to the redemption transactions discussed in Item 4 above.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders of the Company. There are no cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board of Directors out of funds legally available for the declaration of dividends. Upon the liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to receive our net assets available after the payment of all liabilities pro rata in accordance with the number of Common Shares owned. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. Each outstanding share of Common Stock is fully authorized, fully paid and non-assessable.

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Warrants

The Company has issued 100,000 warrants for the purchase of Common Stock to North American Gold Corp. in a private placement. The Warrant entitles North American Gold to purchase a share of Common Stock at $1.20 at any time until June 30, 2014. See Item 10, “Recent Sales of Unregistered Securities” above.

Anti-Dilution

Under the terms of the Assignment Agreement, the Company has granted anti-dilution rights to Gonzalez, such that the Company must allow Gonzalez the opportunity to maintain his percentage stock ownership in the Company until the date on which the Company has complied fully with its obligations under the Option Agreement or January 11, 2014, whichever comes first. See Item I, “Business-Agreements” above. Gonzalez has waived his anti-dilution rights as to the Investment Agreement. As of the date of the issuance of shares of Common Stock to Gonzalez under the Assignment Agreement, Gonzalez owned .25% of the issued and outstanding shares of the Company.

Stock Split

A 20:1 forward stock split was declared to stockholders of record as of June 17, 2011, pursuant to which each shares of Common Stock was reclassified and changed into 20 new shares of Common Stock. Each Stockholder was entitled to receive a certificate or certificates representing 20 shares for every one share of Common Stock, upon delivery of his stock certificate to the Company.

Applicable Provisions of Nevada State Law

Nevada’s Control Share Acquisition Act (Nevada Revised Statutes 78.378 -78.3793) prohibits an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power. The Company may become subject to Nevada’s Control Share Acquisition Act if it has 200 or more stockholders of record at least 100 of whom are residents of the State of Nevada and does business in the State of Nevada directly or through an affiliated corporation. Currently, we do not have more than 200 stockholders of record, nor do we conduct business in the State of Nevada.

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 -78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the corporation’s voting stock.

Transfer Agent

The transfer agent of the Common Stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209. Its telephone number is (303) 282-4800.

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Item 12. Indemnification of Directors and Officers.

The Articles of Incorporation provide that the Company may indemnify each person who is or was a director or officer of the Company to the fullest extent permissible under applicable Nevada law. The Board of Directors, in its sole discretion, shall have the power, on behalf of the Company, to indemnify such other persons for whom indemnification is permitted by such provisions of the Nevada Revised Statutes (“NRS”), to the fullest extent permissible thereunder, and may purchase such liability indemnification and/or other similar insurance as the Board of Directors from time to time shall deem necessary or appropriate, in its sole discretion. The power to indemnify and/or obtain insurance is cumulative of any other power of the Board of Directors and/or any rights to which such a person or entity may be entitled by law, the Articles of Incorporation and/or Bylaws of the Company, contract, other agreement, vote or otherwise.

Pursuant to the Company’s Bylaws, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that such person is or was a legal representative or a director or officer or agent of the Company, or is or was serving at the request of the Company or for its benefit as a director or officer of another corporation, or as its representative in partnership, joint venture, trust or other enterprise, against expenses, liability and loss (including attorneys’ fees, judgment, fines and amounts paid in settlement) reasonably included and suffered by such person in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.   Such right of indemnification shall not be exclusive of any other right to indemnification by any bylaw, agreement, vote of stockholders, provision of law or otherwise.

The Bylaws permit the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

NRS Sections 78.7502 and 78.751 permit the Company to indemnify its directors, officers, employees and agents, against any liabilities (including attorneys fees and costs), incurred by reason of the fact that such person was a director, officer, employee or agent of the Company. The director or officer being indemnified must have conducted himself or herself in good faith and reasonably believe that his or her conduct was in, or not opposed to, the best interests of the Company. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his or her conduct was unlawful. The Company may advance expenses to an indemnified party if the director or officer affirms in writing that her or she believes that the standards have been met, and will personally repay the expenses advances if it is determined that such officer or director did not meet the standards.

Item 13. Financial Statements and Supplementary Data.

We incorporate herein by reference the information set forth in Part II, Item 8, “Financial Statements and Supplementary Data”, of our Annual Report on Form 10-K filed with the Commission on April 22, 2011.

We incorporate herein by reference the information set forth in Part I, Item 1, “Financial Statements”, of our Quarterly Report on Form 10-Q filed with the Commission on May 12, 2011.

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We incorporate herein by reference the information set forth in Part I, Item 1, “Financial Statements,” of our Quarterly Report on Form 10-Q filed with the Commission on August 22, 2011.

We incorporate herein by reference the information set forth in Part I, Item 1, “Financial Statements,” of our Quarterly Report on Form 10-Q filed with the Commission on November 10, 2011.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

We incorporate herein by reference the information set forth in Part II, Item 9, “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” of our Annual Report on Form 10-K filed with the Commission on April 22, 2011.

Item 15. Financial Statements and Exhibits.

See Item 9.01 below.

Item 3.02 Unregistered Sales of Equity Securities.

On January 26, 2012, the Company agreed to issue 100,000 shares of Common Stock to Jaramillo as partial consideration pursuant to the JV Agreement. See Item 1.01, Entry into a Material Definitive Agreement. The issuance of the shares of Common Stock to Jaramillo will not be registered under the Securities Act of 1933. Instead, the issuance will be completed in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933. Jaramillo has represented to the Company that he is not a “US person” as defined in Regulation S, and that he is acquiring the securities issued by the Company for investment purposes only and not with a view towards distribution. The shares of Common Stock issued to Jaramillo will be “restricted securities” and any subsequent resale or transfer of those shares will have to be made pursuant to an exemption from or registration under the Securities Act of 1933, as amended.

Item 5.06 Change in Shell Company Status.

Prior to entering into the JV Agreement, the Company was a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Management of the Company has determined that the Company ceased to be a shell company as a result of its joint venture to process the Tailings, which the Company anticipates will be a source of revenue within a reasonable period of time. The Joint Venture, together with the La Candelaria Concessions and the various corporate activities that the Company will now be able to undertake in pursuit of gold and other mineral exploration and mining, substantially expands the business activity of the Company in Mexico.

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Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements. Not applicable.
(b)	Exhibits.
Exhibit No.	Exhibit Description
3.1	Certificate of Incorporation of Keyser Resources Incorporated (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on May 28, 2009)
3.2	By-laws of Keyser Resources Incorporated (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on May 28, 2009)
3.3	Amended and Restated Articles of Incorporation (incorporated by reference to the Company’s 10-Q filed on May 12, 2011)
10.1	Declaration of Trust (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on May 28, 2009)
10.2	Option Agreement with Bearclaw Capital Corporation (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on May 28, 2009)
10.3	Assignment Agreement by and among the Company, American Gold Holdings, Ltd. and Homero Bustillos Gonzalez dated as of June 10, 2011 (incorporated by reference to the Company’s 10-Q filed August 22, 2011)
10.4	Employment Agreement dated July 12, 2011, between the Company and Dan M. Ferris (incorporated by reference to the Company’s 10-Q filed August 22, 2011)
10.6	Investment Agreement between North American Gold and the Company dated August 29, 2011(incorporated by reference to the Company’s Current Report on Form 8-K filed on August 29, 2011)
10.7	Press Release dated August 29, 2011(incorporated by reference to the Company’s Current Report on Form 8-K filed on August 29, 2011)
10.8	Option Agreement between American Gold Holdings, Ltd. and Homero Bustillos Gonzales dated January 11, 2011 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2011)
10.9	Consulting Agreement between the Company and Adam Whyte dated October 31, 2011 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2011)
10.10	First Amendment to the Investment Agreement dated November 9, 2011, between the Company and North American Gold Corp (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2011)
10.11	Amendment Agreement dated January 10, 2012, between the Company and Homero Bustillos Gonzales (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 17, 2012)
10.12	Joint Venture Agreement between Amiko Kay, S. de R.L. de C.V. and Miguel Angel Jaramillo Tapia dated January 26, 2012 (filed herewith).
99.1	Press Release, dated August 11, 2011 (filed August 26, 2011, as amended by the Company’s Form 8-K/A filed on October 18, 2011)
99.2	Press Release, dated August 19, 2011 (filed August 26, 2011, as amended by the Company’s Form 8-K/A filed on October 18, 2011)
99.3	Press Release dated September 12, 2011 (filed September 12, 2011)
99.4	Press Release, dated September 19, 2011 (filed on September 19, 2011)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2012	LONE STAR GOLD, INC.

	By:	/s/ Daniel M. Ferris
Daniel M. Ferris
President, Treasurer and Secretary

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